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Exhibit 10.11

STATE OF SOUTH CAROLINA	)
	)	GROUND LEASE AGREEMENT
COUNTY OF PICKENS	)

        THIS GROUND LEASE AGREEMENT (hereinafter referred to as "Lease" or "Agreement"), is made and entered into this 18th day of August, 2004, by and between Daniel E. Youngblood, a resident of South Carolina (hereinafter referred to as "Lessor"), and CommunitySouth Bancshares, Inc., a South Carolina banking corporation (hereinafter collectively referred to as "Lessee").

W I T N E S S E T H:

        IN CONSIDERATION of $10.00, other consideration and the rentals, covenants and conditions hereinafter set forth, the Lessor and Lessee hereby covenant and agree as follows:

        1.     Demised Property. The Lessor hereby leases to Lessee and Lessee hereby takes and rents from the Lessor, upon the terms, conditions, covenants and provisions contained herein, the Demised Property. The "Demised Property" means that certain tract or parcel of real property consisting of 1.1 acres located in Easley, Pickens County, South Carolina and more specifically described in the survey attached hereto and incorporated herein as Exhibit A.

        2.     Term. The term of this Lease shall commence on the date that the Lessee purchases from the Lessor the property adjacent to Demised Property pursuant to an Option and Agreement of Sale dated August 18, 2004 (the "Purchase Agreement") and shall continue on a month-to-month basis until either Lessor or Lessee gives the other thirty (30) days' prior notice of termination.

        3.     Renewal Options. [N/A]

        4.     Rent. During the term of this Lease, Lessee shall pay to Lessor as rental for the Demised Property a monthly rent equal to THREE THOUSAND FOUR HUNDRED FORTY-THREE and NO/100 Dollars ($3,443.00). In the event Lessee fails to make any rental payment within ten (10) days after such payment is due, Lessee shall pay Lessor a late charge of five percent (5%) of the amount of such payment. If Lessor is compelled to incur any expenses including reasonable attorney's fees in instituting and prosecuting any action or proceeding by reason of any default of Lessee hereunder, the reasonable sum or sums so paid by Lessor shall be deemed to be additional rent hereunder and shall be due from Lessee to Lessor on the 1st day of the month following the incurring of such respective expenses.

        5.     Security Deposit. No security deposit is required.

        6.     Use. The Lessee shall place a modular building on the Demised Property, and the Demised Property may be used for any lawful purpose relating to the Lessee's current business and the construction on the property which is subject to the Purchase Agreement. Lessee shall not use or occupy, or permit the use or occupancy of, the Demised Property, and not do or permit anything to be done in or to the Demised Property, in whole or in part, in a manner which might constitute a public or private nuisance or offensive conduct or circumstances, whether or not constituting a nuisance. Lessee shall not use or occupy, or permit the use of, the Demised Property, in whole or in part, in a manner which violates any present or future, ordinary or extraordinary, foreseen or unforeseen laws, regulations, orders, rules, ordinances or requirements of any governmental or quasi governmental authority now existing or hereafter created, having jurisdiction over the Demised Property. Lessee shall, at no cost or expense to Lessor, diligently comply with all of the foregoing; provided, however, that Lessee may, in good faith (and wherever necessary in the name of, but without expense to, Lessor) contest the validity of any such laws, regulations, orders, rules, ordinances or requirements, and, pending the determination of such contest, may postpone compliance therewith, except that Lessee shall not so postpone compliance therewith as to subject Lessor to any fine or penalty or to prosecution for any misdemeanor, felony or other crime, or as to cause the Land, or any part thereof, to be condemned. Lessee shall indemnify and save harmless Lessor against any recovery or loss to which Lessor may be subject or which Lessor may sustain, including reasonable attorney's fees and expenses, arising in connection with any breach of this Section or by reason of any action or proceedings which may be brought against Lessor or against the Demised Property, or any part thereof, by virtue of violation of any such laws, regulations, ordinances or requirements relating to the use and occupancy of the Land or the Improvements, or by virtue of any such present or future law of the United States of America, the State of South Carolina, or the City, County or State where the Demised Property is located, or other municipal, public or quasi public authority now existing or hereafter created, having jurisdiction over the premises.

        7.     Maintenance and Repair. [N/A]

        8.     Surrender of Demised Property. Upon the expiration of this Lease, Lessee shall surrender the Demised Property to Lessor.

        9.     Liens. Lessee shall cause to be promptly discharged any mechanic's or other lien filed against the Demised Property by reason of any act or omission of Lessee. It is understood and agreed that Lessee shall have the right to contest any lien filed against the Demised Property.

        10.   Assignment and Subletting. [N/A]

        11.   Taxes. Lessor shall be responsible for payment of all real estate taxes and assessments levied, assessed or imposed upon the Demised Property as and when the same shall become due and payable.

        12.   Insurance.

          (a)   Coverage. During the term of this Lease, Lessee, at no cost and expense to Lessor, will keep and maintain, at its sole cost and expense, a commercial general liability insurance (including contractual liability coverage) with combined single limit coverage of not less than $1,000,000.00 per occurrence. Lessee shall cause the insurer to name Lessor as an additional insured.

          (b)   Renewal and Cancellation. All insurance policies shall be renewed by Lessee and proof of such renewals delivered to Lessor, at least thirty (30) days prior to their respective expiration dates. Prior to or on such expiration dates, Lessee shall deliver a certificate evidencing such coverage and such other evidence of the receipt by the respective insurance companies of the premiums thereon. All such policies shall provide that they may not be canceled by the insurer for nonpayment of premiums or otherwise until at least thirty (30) days notice of the proposed cancellation upon Lessor named in such policy. Each policy shall contain a waiver of subrogation rights by the insurer.

        13.   Subordination. [N/A]

        14.   Lessor's Right of Entry. [N/A]

        15.   Licenses, Utility Charges, Etc. Lessee shall make payment of all sums due on account of utility services provided to the Demised Property, including but not limited to water, sewer, gas, electric, telephone, and other utility services, as such sums shall accrue and be due and payable.

        16.   Indemnity. [N/A]

        17.   Title and Quiet Enjoyment. Lessor warrants and covenants to Lessee that Lessor is, at the time of the execution of these presents, lawfully seized and possessed of the Demised Property in fee simple and that it has a good and marketable title thereto and has the full right to lease the same for the term aforesaid, and that as long as Lessee is not in default hereunder, Lessee may peaceably and quietly have, hold, occupy and enjoy the Demised Property and all the appurtenances thereto without hindrance on the part of Lessor. In connection herewith, Lessor agrees to warrant and defend Lessee to such peaceful and quiet use and possession of the Demised Property against the claims of all persons claiming by, through or under Lessor.

        18.   Title to Improvements. Title to all improvements and all equipment, fixtures and machinery therein contained and all furniture and furnishings of Lessee therein made, erected, constructed, installed or placed shall be and remain in Lessee during the term of this Lease and Lessor agrees to execute such written certifications, waivers or other instruments evidencing Lessee's ownership thereof. Upon the expiration or termination of this Lease, whichever occurs first, Lessee shall be deemed to have transferred to Lessor all of Lessee's right, title and interest in and to all improvements now or hereafter situated on, below or above the Demises Premises (other than the modular building to be located thereon), and Lessee agrees to execute such written certifications, waivers or other instruments evidencing such transfer and Lessor's ownership thereof. Notwithstanding the foregoing to the contrary, it is distinctly understood that Lessee, upon such expiration or termination, may remove all personal property placed on the Demised Property (including the modular building to be located thereon) by Lessee. Lessee covenants and agrees to repair any damages caused to the Improvements in connection with Lessee's removal of any personal property.

        19.   Improvements; Alterations. Lessee may, at any time during the term of this Lease, at no cost or expense to Lessor, make or permit to be made any improvements and any alteration, change or addition of, in or to the improvements which may hereafter be erected thereon (the "Work"), subject, however, to the conditions and covenants set forth in this Section.

          (a)   Due Diligence. The Work shall be performed with diligence and in a first-class, workmanlike manner.

          (b)   Insurance. Lessee, Lessee's contractor or the contractor performing the Work shall provide and maintain, at their own cost and expense, full workers' compensation insurance in respect to such Work and all risk builder's risk insurance covering such Work in an amount not less than the cost of such Work as well as any other insurance in respect to such Work as may then be required by law.

          (c)   Compliance with Laws. Lessee shall, in the performance of any Work, comply with all applicable requirements of the zoning ordinances and building codes and with all other laws, ordinances, rules, orders and regulations of all governmental and quasi governmental authorities have jurisdiction thereof, and the Improvements, when completed, shall comply with all applicable laws, ordinances, rules, orders and regulations of any and all governmental and quasi governmental authorities having jurisdiction thereof and shall comply with all matters to which this Lease is subject as then in effect.

          (d)   Permits. Lessee shall procure all necessary permits for the Work and, upon receipt of the same and Lessor's written request therefor, shall deliver to Lessor a final certificate of occupancy. Lessor agrees, promptly upon request of Lessee and without cost to Lessor, to join in the following, provided any of such are consistent with the terms of this Lease: (a) any and all applications for permits, licenses, easements and other authorizations required by any governmental or other body claiming jurisdiction with respect to any zoning requests or construction work; (b) any grants for easements for electric, telephone, gas, water, sewer, drainage, access and such other public utilities and facilities as may be reasonably necessary or desirable in the occupation or operation of the Demised Property; and (c) any requests for easements or other rights to be obtained from the County of Union reasonably desired by Lessee in the occupation or operation of the Demised Property.

        20.   Dangerous Materials. Lessee shall not keep or have on the Demised Property any article or thing of a dangerous, inflammable, or explosive character that might be considered hazardous or extra hazardous by any responsible insurance company.

        21.   Surrender of the Demised Property. At the expiration or other termination of the Lease term, Lessee shall quit and surrender the Demised Property hereby demised in as good state and condition as they were at the commencement of this Lease, reasonable use and wear thereof and damages by the elements excepted.

        22.   Default. If any default is made in the performance of compliance with any term or condition hereof, the Lease, at the option of the Lessor, shall terminate and be forfeited and Lessor may re-enter the Demised Property and remove all persons therefrom. Lessee shall be given ten (10) business days written notice of any default or breach, and termination and forfeiture of the Lease shall not result if, within ten (10) business days of receipt of such notice, Lessee has corrected the default or breach or taken action reasonably likely to effect such correction within a reasonable time.

        23.   Abandonment. If at any time during the term of this Lease, Lessee abandons the Demised Property or any part thereof, Lessor may, at its option, enter the Demised Property by any means without being liable for any prosecution therefor.

        24.   Notices.

          (a)   All notices or other communications provided for by this Agreement shall unless otherwise specifically provided to the contrary be in writing and delivered personally or sent postage paid by certified or registered mail, return receipt requested, to the other party as follows:

To the Lessor:	Daniel E. Youngblood 1909 East Main Street Easley, South Carolina 29640

To the Lessee:	CommunitySouth Bancshares, Inc. P. O. Box 2849 Easley, South Carolina 29641

Attention: C. Allan Ducker, III Facsimile No.: (864) 304-6448

          (b)   Whenever a period of time is to be computed from the date of notice, such period shall be computed from the date of receipt of the item of personal delivery or of certified or registered mail except that, in the absence of a return mail receipt, there shall be a rebuttable presumption of delivery 10 days after the date of mailing.

          (c)   Either party may change the address to which notice is to be given, provided that notice of such change is given by personal delivery or by registered or certified mail to the other party in the manner provided for by this Section 24.

        25.   Rights of Successors and Assigns. The covenants and conditions contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, executors, administrators, successors and assigns, but neither the Lessor nor Lessee shall be bound or liable unless and until this Lease shall have been executed and delivered by both Lessor and Lessee.

        26.   Divisibility. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such terms or provisions to persons or circumstances other than those as to when it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        27.   Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statement or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified or amended in any way except by a writing executed by both parties.

        28.   Choice of Law. This Agreement shall be governed by the laws of the State of South Carolina.

        29.   Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person(s) or party(ies) may require.

        30.   Waivers. Neither party hereto shall be deemed to have waived any right hereunder for failure to complain of any act or omission of the other party.

        31.   Counterpart Execution; Facsimile Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. Such executions may be transmitted to the parties by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

LESSEE:

	CommunitySouth Bancshares, Inc.		(SEAL)

/s/ JOHN HOBBS	By:	/s/ ALLAN C. DUCKER, III
	Its:	Chief Executive Officer
/s/ GINNY CUNNINGHAM

LESSOR:

/s/ MARIE CUNNINGHAM	/s/ DANIEL E. YOUNGBLOOD Daniel E. Youngblood		(SEAL)

EXHIBIT A

Survey of Demised Property

[to be attached behind this page]

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  Exhibit 10.11